UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

SPINDLE, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-145088	20-8241820
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(800) 560-9198

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

On January 18, 2012, Mitch Powers resigned as President, Secretary, Treasurer and Director of the Registrant.  Mr. Powers has not advised us of any disagreement on any matter relating to our company’s operations, policies or practices.

ELECTION OF DIRECTORS AND APPOINTMENT OF CERTAIN OFFICERS

On January 18, 2012, the Registrant’s Board of Directors appointed Mr. Bill Clark to the office of President of the Registrant, who previously served in the same capacity for Spindle Mobile before its recent acquisition by Spindle, Inc.  Additionally, Thomas DeRosa was named chief architect & technology officer and Kevin McNish will serve as vice president for product development.  There are no family relationships between Messrs.’ Clark, DeRosa and McNish and any of the other officers or directors of Spindle, Inc.

Bill Clark is responsible for the Registrant’s day-to-day operations, including sales, marketing, and product management.  Mr. Clark brings an impressive resume to the Registrant that spans nearly three decades of industry experience.  Before joining the Registrant, he served as executive vice president and general manager for Apriva's Point of Sale (POS) division.  During his tenure with Apriva, he led North American operations for this mobile payments technology leader and was responsible for the strategic direction and execution of the company's national sales and marketing initiatives, client services, and product management.  Under his stewardship, Apriva expanded its sales channel to over 350 partners, and grew into North America's leading provider of wireless payment technology.

Prior to his work with Apriva, Mr. Clark served as general manager of wireless products for First Data Merchant Services.  At First Data, he pioneered the delivery and sales of emerging technologies over a wide range of markets, including Internet banking, electronic bill presentment, web-based merchant services, RFID/NFC, and the release of TCP/IP and 3G wireless acquiring products.  He holds a Bachelors of Science Degree in Electronics and Management from Southern Illinois University, and an MBA from the University of Nebraska-Omaha.

Thomas DeRosa's responsibilities include the creation of the Registrant’s redundant enterprise infrastructures, and the management of technology and related data centers.  He began his technology career with a financial provider in 1983, and subsequently developed several successful businesses functioning as both a chief technology and chief executive officer.  Over 30 years, Mr. Thomas has provided enterprise solutions to organizations in the healthcare, insurance, and travel industries most recently serving as CEO and chief architect for ezGDS, creating one of the top global online travel booking engines.

Kevin McNish will oversee the strategic direction and development of Spindle payment platform including the recently acquired RhinoPay® solutions.  Prior to joining the Registrant, Mr. McNish held several key positions with First Data, including global product development, business development and product management for wireless Point of Sale (POS) solutions, as well as mobile payment initiatives in North America.

In addition, Mr. McNish is the named inventor on Point of Sale System with Ability to Remotely Update Firmware, publication number: US 2009/0037284 A1 for remote firmware updates for POS systems, and has developed and deployed several processes to streamline and manage the rollout of PA-DSS initiatives, contactless technologies, along with EMV and wireless provisioning of POS devices for large scale activation and deployment. He has a Bachelor of Science degree in Information Technology from American Intercontinental University, and an MBA from Nova Southeastern University.

ITEM 9.01  EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99	Copy of Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.

(Registrant)

Signature	Title	Date

/s/ Bill Clark	President	January 23, 2012
Bill Clark

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